UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

GEN Restaurant Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41727	87-3424935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11480 South Street, Suite 205 Cerritos, CA		90703
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (562) 356-9929

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.001 per share	GENK	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 30, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of GEN Restaurant Group, Inc. (the “Company”) determined to change the Board’s composition as follows: (i) Jae Chang and David Park, the former Class II members of the Board, were appointed as Class III members of the Board, and (ii) David Kim, the former Class III member of the Board, was appointed as a Class II member of the Board, in each case effective immediately. In connection with this change, on April 29, 2026, Messrs. Chang and Park tendered their resignations as directors, contingent upon their reappointment to the Board as directors and members of Class III. On the Effective Date, Mr. Kim also tendered his resignation as a director, contingent upon his reappointment to the Board as a director and a member of Class II. The resignation and reappointment of each of Messrs. Kim, Chang and Park were effected solely to change the composition of Class II and Class III of the Board, and for all other purposes, the service on the Board of each of Messrs. Kim, Chang and Park is deemed to have continued uninterrupted. The Board did not make changes to the committee assignments of any director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN RESTAURANT GROUP, INC.

Date: April 30, 2026	By:	/s/ Thomas V. Croal
Thomas V. Croal
Chief Financial Officer